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                                                                       EXHIBIT 4

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of this Statement on Schedule 13D with respect to the Common Stock of Candlewood Hotel Company, Inc., and further agree to the filing of this agreement as an Exhibit thereto.


Dated: November 6, 2003




                                    OLYMPUS GROWTH FUND II, L.P.

                                    By: OGP II, L.P., its General Partner
                                          By: RSM, L.L.C., its General Partner



                                          By: /s/ Robert S. Morris
                                              ---------------------------------
                                                Name: Robert S. Morris
                                                Title: Managing Member




                                    OLYMPUS EXECUTIVE FUND, L.P.

                                    By: OEF, L.P., its General Partner
                                          By: RSM, L.L.C., its General Partner



                                          By: /s/ Robert S. Morris
                                              ---------------------------------
                                                Name: Robert S. Morris
                                                Title: Managing Member


                                    RSM, L.L.C.

                                    By: /s/ Robert S. Morris
                                        --------------------------------------
                                        Name:
                                        Title: